EXHIBIT 1.A.(10)(b)

                          SUPPLEMENT TO THE APPLICATION

                 [ ] The Prudential Insurance Company of America
                 [ ] Pruco Life Insurance Company
                     A Subsidiary of The Prudential Insurance Company of America

                 | No.
                 ---------------------------------------------------------------


A Supplement to the Application for a variable contract in which _______________

_________________________________________ is named as the proposed Insured.

________________________________________________________________________________

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE
 ...............................................................YES [ ]    NO [ ]

An illustration of values is available upon request.





|Date                        |Signature of Applicant
|                            |
|                   , 19     |
|__________________________  |________________________________________________



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 ORD 86218--90
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                                     II-59